Exhibit 23.2

G. BRAD BECKSTEAD
Certified Public Accountant
                                                    330 E. Warm Springs
                                                    Las Vegas, NV 89119
                                                           702.528.1984
                                                      425.928.2877 efax





June 15, 2001


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Media and Entertainment.com, Inc. on Form S-8, of my report dated February 27, 2001, on my audit of the financial statements of Media and Entertainment.com, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.

Signed,


/s/G. Brad Beckstead, CPA

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